EXHIBIT 32

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Deere & Company (the “Company”) for the period ended May 3, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 28, 2026	/s/ John C. May	Chairman and Chief Executive Officer
	John C. May	(Principal Executive Officer)

May 28, 2026	/s/ Brent Norwood	Senior Vice President and Chief Financial Officer
	Brent Norwood	(Principal Financial Officer and Principal
Accounting Officer)